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                                                                      Exhibit 24


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of Roadway Corporation, a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints Michael W. Wickham, J. Dawson Cunningham and John J. Gasparovic, or any of them, his or her true and lawful attorney-in-fact and agent for him or her on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of an additional 1,000,000 shares of common stock, par value $0.01 per share, of the Corporation issuable pursuant to the Roadway Corporation 401(k) Stock Savings Plan, with full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents and any of them may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

        Executed as of this 5th day of February, 2003.

Signature                      Title                 Signature                    Title
---------                      -----                 ---------                    -----

/s/ Michael W. Wickham         Chairman and Chief    /s/ Phillip J. Meek
----------------------         Executive Officer     ----------------------
Michael W. Wickham                                   Phillip J. Meek              Director


/s/ J. Dawson Cunningham       Executive Vice        /s/ Dale F. Frey
------------------------       President and Chief   ----------------------
J. Dawson Cunningham           Financial Officer     Dale F. Frey                 Director


/s/ John G. Coleman            Controller            /s/ Carl W. Schafer
----------------------                               ----------------------
John G. Coleman                                      Carl W. Schafer              Director


/s/ Frank P. Doyle             Director              /s/ Sarah Roush Werner
------------------                                   ----------------------
Frank P. Doyle                                       Sarah Roush Werner           Director


/s/ John F. Fiedler
----------------------
John F. Fiedler                Director